Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

On December 1, 2004, pursuant to the closing of the first stage of an exchange agreement among Triton PCS Holdings, Inc. (“Triton”), Cingular Wireless, LLC (“Cingular Wireless”) and AT&T Wireless Services, Inc. (“AT&T Wireless), Triton transferred personal communications services (“PCS”) network assets held for use in its Virginia markets to AT&T Wireless in exchange for PCS network assets held by AT&T Wireless for use in certain of its North Carolina markets, in Puerto Rico and in the U.S. Virgin Islands and the payment by Cingular Wireless to Triton of $175.0 million. Prior to the first closing of the exchange agreement, Triton and AT&T Wireless separately contributed their respective FCC licenses associated with the exchanged assets to new, wholly-owned subsidiaries. At a second closing, which is expected to occur after obtaining required FCC approvals, the parties will exchange equity interests in the subsidiaries holding the FCC licenses. Pending the second closing, the parties have entered into spectrum lease agreements, which allow each party to use the licensed PCS spectrum associated with the previously exchanged network assets. The following unaudited pro forma financial statements give effect to (i) the first and second closings of the exchange agreement, (ii) the disposition of the wireless network assets and related FCC licenses formerly held by Triton in the Virginia market and (iii) the acquisition of certain network assets and related FCC licenses formerly held by AT&T Wireless in the North Carolina, Puerto Rico and U.S. Virgin Islands markets (the “AT&T Wireless Properties”).

The unaudited pro forma combined condensed consolidating balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The pro forma balance sheet as of September 30, 2004 has been prepared to reflect these asset and license exchange transactions as if they had taken place on such date and is not necessarily indicative of the financial position of Triton had they occurred on that date. The pro forma results of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 have been prepared assuming that the transactions occurred as of January 1, 2003 and are not necessarily indicative of the results of operations for the future periods or the results that actually would have been realized had we completed these transactions as of January 1, 2003. The unaudited pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Triton included in our Form 10-K for the year ended December 31, 2003, the unaudited financial statements of Triton filed with our Form 10-Q for the quarter ended September 30, 2004, and the audited financial statements of the AT&T Wireless Properties included with this report as Exhibit 99.1.

The unaudited pro forma combined condensed consolidating balance sheet as of September 30, 2004 was prepared by combining Triton’s consolidated balance sheet with the balance sheet of the AT&T Wireless Properties and deducting the corresponding balance sheet items related to the Triton Virginia properties divested. The balance sheet of the AT&T Wireless Properties was derived from the audited combined balance sheet included with this report as part of Exhibit 99.1. Under the purchase method of accounting and based partially upon a third party valuation, certain adjustments have been made in the adjustment column of the pro forma combined condensed balance sheet to record the assets and liabilities of the acquired AT&T Wireless Properties at their fair value. The unaudited pro forma combined condensed consolidating statements of operations for the twelve months ended December 31, 2003 and the nine months ended September 30, 2004 were prepared by combining Triton’s consolidated statements of operations for these respective periods with the statements of operations of the AT&T Wireless Properties acquired for the same periods and deducting the corresponding statements of operations related to the Triton Virginia properties divested. The income statements of the AT&T Wireless Properties were derived from the audited combined statements of operations and divisional equity included with this report as part of Exhibit 99.1. Please refer to Exhibit 99.1 for the allocation methodology of certain shared costs included on the combined statements of operations and divisional equity of the AT&T Wireless Properties. Revenues and expenses attributed to Triton’s divested Virginia properties include direct revenues and expenses primarily associated with those properties and certain shared expenses, including accounting, human resources and corporate operating expenses. These shared expenses have been allocated based upon the percentage of Triton subscribers located in Virginia. Management believes this basis of allocation is reasonable; however, actual results could differ materially from the estimated allocations. Certain corporate non-operating transactions of Triton, including interest income and expense, other expense and debt extinguishment costs, have not been allocated to the Triton Virginia properties.

The unaudited pro forma financial statements do not give effect to any potential cost savings or other operating efficiencies that could result from these transactions. In addition, purchase price allocations are preliminary due primarily to the pending resolution of the working capital settlement as well as finalizing deferred income tax accounting. Upon finalizing the purchase accounting, the actual impact of these exchange transactions could differ materially from the pro forma impact presented. Triton anticipates a pretax gain for financial reporting purposes in the range of $645 million to $660 million (with a related tax effect of $4.5 million to $5.3 million), which resulted from these transactions. In accordance with Rule 11-02(b)(5) of Regulation S-X, the net gain has not been reflected in the pro forma combined condensed consolidating income statements included with this report.

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Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

In addition, the following unaudited pro forma financial statements do not give effect to the October 26, 2004 closing of two definitive agreements with Cingular Wireless and AT&T Wireless, which closings occurred subsequent to the consummation of Cingular Wireless’ acquisition of AT&T Wireless. Pursuant to the first definitive agreement, AT&T Wireless agreed to surrender to Triton all of the Triton stock owned by AT&T Wireless, including 786,252.64 shares of our Series A Preferred Stock and 543,683.47 shares of our Series D Preferred Stock, in exchange for the termination of Triton’s First Amended and Restated Stockholders’ Agreement. Pursuant to the second definitive agreement, our roaming agreement with AT&T Wireless was terminated and our roaming agreement with Cingular Wireless was amended. The pro forma financial statements filed with this report do not give effect to the rates in this amended roaming agreement with Cingular Wireless. These transactions resulted in a non-operating gain available to common stockholders of $171.9 million and the waiver by AT&T Wireless of a $3.5 million preferred stock dividend payable to AT&T Wireless. Further, the pro forma financial statements do not give effect to a third definitive agreement, which closed on November 18, 2004, under which Cingular Wireless transferred certain FCC licenses covering Savannah, Georgia, and Asheville, Wilmington and Jacksonville, North Carolina to Triton in exchange for certain FCC licenses held by Triton covering Savannah and Augusta, Georgia. As additional consideration for this license exchange, Cingular Wireless paid Triton approximately $4.7 million. This transaction resulted in a non-operating gain of $13.6 million.

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TRITON PCS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2004

(Amounts in thousands)

(Unaudited)

				Pro Forma
	Triton, As Reported	Less: Triton Properties Divested	Add: AT&T Wireless Properties Acquired	Add (Deduct) Adjustments		Combined
ASSETS:
Current assets:
Cash and cash equivalents	$107,118	$—	$748	$175,252	(A)	$283,118
Accounts receivable, net of allowance for doubtful accounts	85,247	21,508	50,160	—		113,899
Inventory, net	18,610	2,509	1,991	—		18,092
Prepaid and other current assets	19,379	4,116	4,302	(2,246	)(B)	17,319

Total current assets	230,354	28,133	57,201	173,006		432,428

Long term assets:
Property and equipment, net	720,368	272,294	379,240	(17,536	)(C)	809,778
Intangible assets, net	484,216	133,995	166,488	409,434	(D)	926,143
Other long-term assets	8,456	2,621	1,939	(1,640	)(B)	6,134

Total assets	$1,443,394	$437,043	$604,868	$563,264		$2,174,483

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$56,308	$2,947	$3,753	—		$57,114
Accrued liabilities	71,362	2,172	9,020	(6,973	)(B)	71,237
Current portion of capital lease obligations	1,003	—	—	—		1,003
Other current liabilities	35,890	14,344	3,325	(2,246	)(B)	22,625
Preferred stock dividends payable	3,508	—	—	—		3,508

Total current liabilities	168,071	19,463	16,098	(9,219)		155,487

Long-term debt:
Capital lease obligations	188	—	—	—		188
Senior notes	709,083	—	—	—		709,083

Senior long-term debt	709,271	—	—	—		709,271

Subordinated notes	733,931	—	—	—		733,931

Total long-term debt	1,443,202	—	—	—		1,443,202

Deferred income taxes	55,035	14,694	45,047	46,717	(E)	132,105
Fair value of derivative instruments	2,713	—	—	—		2,713
Deferred gain on sale of property and equipment	24,990	5,661	—	—		19,329
Other long-term liabilities	3,299	1,232	3,645	(3,645	)(B)	2,067

Total liabilities	1,697,310	41,050	64,790	33,853		1,754,903

Commitments and contingencies	—	—	—	—		—

Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,000,000 shares authorized; 786,253 shares issued and outstanding as of September 30, 2004, including accreted dividends	147,674	—	—	—		147,674

Stockholders’ equity (deficit):
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2004.	—	—	—	—		—
Series C Convertible Preferred Stock; $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of September 30, 2004	—	—	—	—		—
Series D Convertible Preferred Stock; $0.01 par value, 16,000,000 shares authorized; 543,683 shares issued and outstanding as of September 30, 2004	5	—	—	—		5
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 62,907,433 shares issued and 62,305,293 shares outstanding as of September 30, 2004	623	—	—	—		623
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of September 30, 2004	79	—	—	—		79
Additional paid-in-capital	584,127	397,453	540,078	—		726,752
Accumulated deficit	(963,041)	—	—	529,411	(F)	(433,630)
Common stock held in trust	(94)	—	—	—		(94)
Deferred compensation	(21,914)	(1,460)	—	—		(20,454)
Class A common stock held in treasury, at cost (602,140 shares)	(1,375)	—	—	—		(1,375)

Total stockholders’ equity (deficit)	(401,590)	395,993	540,078	529,411		271,906

Total liabilities and stockholders’ equity (deficit)	$1,443,394	$437,043	$604,868	$563,264		$2,174,483

The accompanying notes are an integral part of these unaudited pro forma financial statements

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TRITON PCS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(Dollars in thousands, except share amounts)

				Pro Forma
	Triton, As Reported	Less: Triton Properties Divested	Add: AT&T Wireless Properties Acquired	Add (Deduct) Adjustments		Combined
Revenues:
Service	$453,394	$200,572	$275,853	$—		$528,675
Roaming	116,127	56,066	18,857	(4,425	)(G)	74,493
Equipment	53,171	18,935	23,470	—		57,706

Total revenues	622,692	275,573	318,180	(4,425)		660,874

Expenses:
Cost of service	186,032	76,163	124,902	(7,425	)(G)(H)	227,346
Cost of equipment	94,206	35,128	39,175	—		98,253
Selling, general and administrative	177,998	72,664	102,980	—		208,314
Non-cash compensation	16,418	7,003	—	—		9,415
Depreciation and asset disposal	124,478	41,852	52,058	(10,241	)(I)	124,443
Amortization	7,091	195	1,835	17,031	(J)	25,762

Income (loss) from operations	16,469	42,568	(2,770)	(3,790)		(32,659)

Interest expense	(93,877)	—	—	—		(93,877)
Other expense	(52)	—	—	—		(52)
Interest and other income	919	—	—	—		919

Income (loss) before taxes	(76,541)	42,568	(2,770)	(3,790)		(125,669)

Income tax provision	(10,335)	(3,880)	(2,154)	(198	)(K)	(8,807)

Net income (loss)	(86,876)	38,688	(4,924)	(3,988)		(134,476)

Accretion of preferred stock	(10,881)	—	—	—		(10,881)

Net income (loss) applicable to common stockholders	$(97,757)	$38,688	$(4,924)	$(3,988)		$(145,357)

Net loss applicable to common stockholders per common share (Basic and diluted)	$(1.45)					$(2.16)

Weighted average common shares outstanding (Basic and diluted)	67,220,278					67,220,278

The accompanying notes are an integral part of these unaudited pro forma financial statements.

TRITON PCS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(Dollars in thousands, except share amounts)

				Pro Forma
	Triton, As Reported	Less: Triton Properties Divested	Add: AT&T Wireless Properties Acquired	Add (Deduct) Adjustments		Combined
Revenues:
Service	$576,359	$267,540	$330,519	$—		$639,338
Roaming	180,314	76,241	22,968	(6,055	)(G)	120,986
Equipment	53,426	20,720	22,965	—		55,671

Total revenues	810,099	364,501	376,452	(6,055)		815,995

Expenses:
Cost of service	244,226	101,534	162,057	(13,522	)(G)(H)	291,227
Cost of equipment	104,630	41,938	45,310	—		108,002
Selling, general and administrative	235,797	101,804	118,447	—		252,440
Termination benefits and other related charges	2,731	589	—	—		2,142
Non-cash compensation	28,810	13,385	—	—		15,425
Depreciation and asset disposal	148,794	47,966	61,313	(8,750	)(I)	153,391
Amortization	4,300	292	2,447	22,708	(J)	29,163
Impairment of licensing costs	—	—	33,456	—		33,456

Income (loss) from operations	40,811	56,993	(46,578)	(6,491)		(69,251)

Interest expense	(141,210)	—	—	—		(141,210)
Other expense	(2,898)	—	—	—		(2,898)
Debt extinguishment costs	(41,171)	—	—	—		(41,171)
Interest and other income	2,285	—	—	—		2,285

Income (loss) before taxes	(142,183)	56,993	(46,578)	(6,491)		(252,245)

Income tax benefit (provision)	(11,907)	(5,058)	8,475	(13,368	)(K)	(11,742)

Net income (loss)	(154,090)	51,935	(38,103)	(19,859)		(263,987)

Accretion of preferred stock	(13,298)	—	—	—		(13,298)

Net income (loss) applicable to common stockholders	$(167,388)	$51,935	$(38,103)	$(19,859)		$(277,285)

Net loss applicable to common stockholders per common share (Basic and diluted)	$(2.52)					$(4.17)

Weighted average common shares outstanding (Basic and diluted)	66,529,610					66,529,610

The accompanying notes are an integral part of these unaudited pro forma financial statements.

TRITON PCS HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING FINANCIAL

STATEMENTS

The unaudited pro forma financial data presented herein is not necessarily indicative of the operating results or financial position of Triton had the exchange transactions been completed at the dates indicated, nor are they necessarily indicative of the future results of operations or financial position of Triton.

(A)	Reflects the pro forma adjustments to cash and cash equivalents as follows (in thousands):

Cash consideration from Cingular related to sale of properties in Virginia and acquisition of AT&T Wireless Properties	$175,000

Cash consideration from AT&T Wireless related to payroll obligations in the AT&T Wireless Properties	1,000	(1)

Excluded assets included in the AT&T Wireless Properties	(748)

	$ 175,252

(1)	A corresponding $1.0 million credit has been included in the adjustment column within the accrued liabilities line item.

(B)	Reflects the assets or liabilities in the AT&T Wireless Properties and Triton Virginia properties that are excluded from the exchange transactions. Assets and liabilities excluded from the exchange include, but are not limited, to certain deferred expenses and deferred revenues and payroll liabilities.

(C)	Reflects the pro forma adjustment under purchase accounting to record the fair value of tangible assets acquired in the exchange transactions (e.g. towers, switching equipment, cell site equipment). A third party valuation determined the fair value of these acquired tangible assets to be $361.7 million.

(D)	Reflects the pro forma adjustment under purchase accounting to record the fair value of intangible assets acquired in the exchange (e.g. income leases, subscribers, FCC licenses, goodwill). A third party valuation determined the fair value of these acquired intangible assets to be $526.0 million. In addition, the adjustment includes $49.9 million of additional goodwill resulting from the purchase price allocation.

(E)	Reflects the deferred tax impact resulting from the acquired FCC licenses being recorded at fair value.

(F)	Reflects the retained earnings impact resulting from the exchange transactions.

(G)	To eliminate roaming revenues and roaming costs attributable to intercompany transactions between Triton and AT&T Wireless and Cingular Wireless.

(H)	To reflect decreased amortization of the gain on the tower sale resulting from the exchange transactions.

(I)	Reflects adjustment to depreciation of tangible assets arising from the exchange transactions. Triton depreciates tangible assets, which have useful lives ranging from 3 to 10 years, on a straight-line basis.

(J)	Reflects incremental amortization of intangible assets arising from the exchange transactions. Triton amortizes intangible assets on a straight-line basis. The useful lives of the acquired intangibles are as follows (i) indefinite lives for FCC licenses and goodwill (ii) approximately 7 years for subscriber lists and (iii) 23 to 25 years for income leases.

(K)	Reflects incremental tax impact resulting from the exchange transactions.

TRITON PCS HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATING FINANCIAL

STATEMENTS

Preliminary Purchase Price allocation:

The allocation of the estimated purchase price, based on the fair value of certain components, consisted of the following (in thousands):

Consideration and direct transaction costs:

Due to Seller	$2,554
Virginia working capital divested	16,759
Virginia tangible assets divested	341,238
Virginia intangible assets divested	721,476
Deferred tax liability	77,070
Direct transaction costs	3,526

Total purchase price	$1,162,623

Allocation of purchase price:

Cash received	$175,000
Net Virginia liabilities not assumed by Buyer	9,196
AT&T Wireless Properties’ working capital acquired	40,801
AT&T Wireless Properties’ tangible assets acquired	361,704
AT&T Wireless Properties’ intangible assets acquired	503,685
Goodwill	72,237

Total purchase price	$1,162,623